Filed Pursuant to Rule 424(b)(5)
Registration No. 333-272423

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 20, 2023)

ASTRONICS CORPORATION

$30,000,000

Common Stock

We have entered into an equity distribution agreement, dated August 8, 2023 (the “Equity Distribution Agreement”), with Wells Fargo Securities, LLC (“Wells Fargo”) and HSBC Securities (USA) Inc. (“HSBC”), as sales agents (each, a “Sales Agent” and together, the “Sales Agents”), relating to shares of our common stock, $0.01 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $30,000,000 from time to time through or to our Sales Agents.

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “ATRO.” The closing price of our common stock on August 7, 2023, as reported by Nasdaq, was $17.42 per share.

Upon our delivery of a placement notice and subject to the terms and conditions of the Equity Distribution Agreement, the Sales Agents may sell shares of our common stock by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agents are not required to sell any specific number or dollar amounts of securities but will use their commercially reasonable efforts on our behalf, consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agents will be entitled to compensation at a fixed commission rate of 1.5% of the gross proceeds of each sale of shares of our common stock. See “Plan of Distribution (Conflicts of Interest)” on page S-19 for a description of compensation payable to the Sales Agents. In connection with the sale of our shares of common stock on our behalf, each Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of each Sales Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities	HSBC

The date of this prospectus supplement is August 8, 2023

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information regarding our securities, some of which does not apply to this offering. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein and any free writing prospectus we may authorize for use in connection with this offering, as well as the additional information described under “Where You Can Find Additional Information” on page S-21 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $150,000,000. The $30,000,000 of common stock that may be offered, issued and sold under this prospectus supplement is included in the $150,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may authorize for use in connection with this offering. We have not, and the Sales Agents have not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Sales Agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Additionally, you should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, logos, service marks and trade names owned by us or other companies. All trademarks, logos, service marks and trade names included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and our SEC filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, included in this prospectus supplement, the accompanying prospectus and our SEC filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “future,” “can have” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	the loss of either The Boeing Company or Panasonic Avionics Corporation as a major customer or a significant reduction in business with either;

•	the cyclical nature of the markets we serve and those markets’ sensitivity to domestic and foreign economic conditions, conflicts and events;

•	the continued improvement in the aerospace industry, including growth in customer demand and improvements in supply chain conditions and cooperation from suppliers;

•	our ability to maintain our relationships with key customers, including the U.S. government and its prime contractors and subcontractors;

•	our ability to maintain and improve our competitive position;

•	our ability to successfully execute our restructuring plans and reduce costs;

•	our compliance with rules and regulations governing the defense industry and other applicable laws and regulations;

•	our ability to continue to develop, manufacture, design, assemble, test, market and support new products or product enhancements and adapt to technological change;

•	our ability to successfully execute our acquisition strategy;

•	our ability to adequately protect our information technology systems from cyberattacks or other interruptions;

•	our ability to adequately protect our intellectual property and refrain from infringing on the intellectual property of others;

•	the scarcity or unavailability of the raw materials and critical components we use to manufacture our products and the impact of such scarcity or unavailability on our ability to operate our business;

•	the escalation of labor and benefit costs;

•	the impact of price inflation for labor and materials and our ability to pass these costs along to our customers;

•	our ability to adequately manage and rely on our subcontractors;

•	our ability to deliver our products in a timely manner and avoid late delivery penalties;

•	our ability to adequately manage the risks involved with fixed-price contracts, which constitute almost all of our sales;

•	the possibility that our products may fail, which could damage our reputation, necessitate a product recall or result in claims against us that may exceed or insurance coverage;

•	our ability to manage our indebtedness, including compliance with debt covenant restrictions in our credit facilities;

•

our ability to successfully defend against lawsuits and claims against us and our subsidiaries, including the patent infringement action by Lufthansa Technik AG described in Note 19 to Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2022;

•	changes in tax laws and regulations, which could expose us to additional tax liabilities;

•

our ability to manage the risks of conducting operations outside the United States, including unfavorable host country laws or regulations, changes in tariff and trade barriers and import or export licensing requirements, and political or economic reprioritization, insurrection, civil disturbance or war;

•

our ability to manage the risks of conducting sales outside of the United States and the additional regulatory burdens thereto, including import-export control, technology transfer restrictions, foreign corrupt practices and anti-boycott regulations;

•	the impact of trade policies, treaties and tariffs on our business, particularly regarding electrical components common in the semiconductor industry;

•	our ability to successfully achieve our stated sustainability goals, which may be negatively impacted by existing and future tariffs on products manufactured outside the United States that we import;

•	changing interest rates; and

•	our ability to attract, train and retain key members of our management team and key personnel.

Forward-looking statements reflect our current plans, intentions, projections and expectations with respect to future events, including with respect to our financial condition, results of operation and business objectives, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, projections or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed above and under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may authorize for use in connection with this offering. These factors and the other cautionary statements made in this prospectus supplement and the accompanying prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement and the accompanying prospectus. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except to the extent required by applicable law.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus supplement, actual results may differ from the projections.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement and in the documents we incorporate herein by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-8 of this prospectus supplement and the financial statements and related notes and the other information that we incorporated by reference herein, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any other filings that we file with the SEC from time to time. Unless the context indicates otherwise, references in this prospectus to “Astronics,” “we,” “our” and “us” refer, collectively, to Astronics Corporation, a New York corporation, and its subsidiaries taken as a whole.

Our Company

Astronics Corporation, through its subsidiaries, is a leading supplier of advanced technologies and products to the global aerospace and defense industries. Our products and services include advanced, high-performance electrical power generation and distribution systems, seat motion solutions, lighting and safety systems, avionics products, aircraft structures, systems certification, and automated test systems.

We have two reportable segments, Aerospace and Test Systems. Our Aerospace segment has principal operating facilities in the United States, Canada and France. Our Test Systems segment has principal operating facilities in the United States and the United Kingdom. We have engineering offices in Ukraine and India.

Our Aerospace segment designs and manufactures products for the global aerospace industry. Product lines include lighting and safety systems, electrical power generation, distribution and seat motion systems, aircraft structures, avionics products, systems certification, and other products. Our primary Aerospace customers are the airframe manufacturers (“OEM”) that build aircraft for the commercial transport, military and general aviation markets, suppliers to those OEMs, aircraft operators such as airlines, suppliers to the aircraft operators, and branches of the U.S. Department of Defense. Our Test Systems segment designs, develops, manufactures and maintains automated test systems that support the aerospace and defense and mass transit industries as well as training and simulation devices for both commercial and military applications. In the Test Systems segment, Astronics’ products are sold to a global customer base including OEMs and prime government contractors for both electronics and military products.

Our strategy is to increase our value by developing technologies and capabilities, either internally or through acquisition, and using those capabilities to provide innovative solutions to our targeted markets where our technology can be beneficial.

Corporate Information

Our principal executive offices are located at 130 Commerce Drive, East Aurora, New York 14052, and our telephone number is (716) 805-1599. Our corporate website address is www.astronics.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and is not considered part of, this prospectus supplement or the accompanying prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

THE OFFERING

Issuer	Astronics Corporation

Securities offered by us	Shares of common stock, par value $0.01 per share, having an aggregate offering price of up to $30,000,000.

Common stock to be outstanding after this offering(1)	Up to 27,907,657 shares of common stock, assuming sales of 1,393,404 shares of common stock in this offering at an assumed offering price of $21.53 per share, which was the last reported sale price of our common stock on Nasdaq on August 1, 2023. The actual number of shares issued will vary depending on the sales prices at which our common stock is sold under this offering.

Shares of Class B stock outstanding(2)	6,022,046 shares of Class B stock, par value $0.01 per share (the “Class B stock”). There will be no shares of Class B stock sold in this offering.

Manner of offering	“At the market offering” that may be made from time to time through or to the Sales Agents. We will instruct only one Sales Agent to sell shares on any given trading day. If instructed by us to do so, and subject to the terms and conditions of the Equity Distribution Agreement, the applicable Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the designated shares as instructed. See “Plan of Distribution (Conflicts of Interest)” on page S-19.

Use of proceeds	We intend to use the net proceeds of the offering, after deducting Sales Agent commissions and our offering expenses, to pay down the outstanding principal amount of, and any unpaid interest on, our $120,000,000 asset-based revolving credit facility (the “ABL Revolving Credit Facility”) and, if the outstanding principal amount balance of the ABL Revolving Credit Facility has been reduced to zero, for general corporate purposes. Any principal amount paid down on our ABL Revolving Credit Facility using the proceeds of this offering will be, subject to compliance with the requirements and conditions set forth therein for borrowing, available to be reborrowed by the Company and used for, among other items, working capital and general corporate purposes. Please see “Use of Proceeds” on page S-11.

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our common stock.

Conflicts of interest	Affiliates of Wells Fargo and HSBC, the Sales Agents for this offering, will receive at least 5% of the net proceeds of this offering in connection with the repayment of our ABL Revolving Credit Facility. See “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required, because a bona fide public market exists in the shares of common stock, as that term is defined in that rule. See “Plan of Distribution (Conflicts of Interest).”

Nasdaq trading symbol	ATRO

Transfer agent and registrar	EQ Shareowner Services

(1)

The number of shares of our common stock that will be outstanding after this offering is based on 26,514,253 shares of common stock issued and outstanding as of August 1, 2023 and excludes as of that date: (i) 1,067,896 shares of our common stock and Class B stock issuable upon the exercise of outstanding stock options under our 2017 Long Term Incentive Plan (our “2017 Plan”), at a weighted-average exercise price of $17.77 per share; (ii) 717,069 shares of our common stock issuable upon the vesting of restricted stock units under our 2017 Plan; (iii) 943,870 shares of our common stock reserved for future issuance under the 2017 Plan; (iv) 239,170 shares of our common stock and Class B stock issuable upon the exercise of outstanding stock options under our 2011 Employee Stock Option Plan, at a weighted-average exercise price of $29.80 per share; (v) 31,905 shares of our common stock and Class B stock issuable upon the exercise of outstanding stock options under our 2005 Director Stock Option Plan, at a weighted-average exercise price of $30.90 per share; (vi) 1,261,718 shares of our common stock available to be issued under our Employee Stock Purchase Plan; and (vii) 6,022,046 shares of common stock issuable upon conversion of our shares of Class B stock outstanding as of August 1, 2023.

(2)

The number of outstanding shares of Class B stock shown is based on the number of shares of Class B stock outstanding as of August 1, 2023. Shares of our Class B stock are convertible into shares of common stock on a one-for-one basis. On all matters, other than as required by law or our restated certificate of incorporation, the common stock and Class B stock vote as a single class with each share of common stock entitled to a one vote per share and each share of Class B common stock entitled to ten votes per share.

See the information under the heading “Description of Securities — Common Stock” in the accompanying prospectus for additional information about our common stock and Class B stock. Unless otherwise indicated, all information in this prospectus supplement assumes a public offering price of $21.53 per share, which was the last reported sale price of our common stock on Nasdaq on August 1, 2023.

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including but not limited to the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, you should carefully consider the risks described below before making an investment decision with respect to the securities. We expect to update these risk factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated risk factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our common stock. If any of such risks and uncertainties actually occurs, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement or the documents incorporated by reference into this prospectus supplement and the accompanying prospectus as a result of different factors, including the risks we face described below.

Risks Related to this Offering

A large number of shares available for future sale could adversely affect the market price of our common stock and may be dilutive to current shareholders.

The sales of a substantial number of shares of our common stock, or the perception that such sales could occur, could adversely affect the price for our common stock. As of August 1, 2023 there were 80,000,000 shares of common stock authorized under our restated certificate of incorporation, as amended, of which 26,514,253 were issued and outstanding. Our board of directors may authorize the issuance of additional authorized but unissued shares of common stock at any time, including as equity awards pursuant to our 2017 Plan. In addition, we have filed a registration statement with the SEC, allowing us to offer, from time to time and at any time, up to $150,000,000 in aggregate principal amount of specified types of our securities (including common or preferred stock), subject to market conditions and other factors. Accordingly, we may, from time to time and at any time, seek to offer and sell our equity securities, including sales of shares of common stock through or to the Sales Agents in this offering, based upon market conditions and other factors.

This offering may have a dilutive effect on our earnings per share and funds from operations per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of our equity securities, cannot be determined at this time. The market price of our common stock could decline as a result of sales of a large number of our common stock in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that such sales could occur.

Resales of our common stock in the public market by our shareholders during this offering may cause the market price of our common stock to fall.

We may issue common stock from time to time in connection with this offering. The issuance from time to time of these new shares of our common stock, or our ability to issue new shares of common stock in this offering, could result in resales of our common stock by our current shareholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

It is not possible to predict the aggregate proceeds resulting from sales made under the Equity Distribution Agreement.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the Equity Distribution Agreement. The number of shares of common stock that are sold through or to the Sales Agents after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with the Sales Agents in any applicable placement notice and the demand for our common stock. Because the price per share of each share of common stock sold pursuant to the Equity Distribution Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Equity Distribution Agreement, which may be significantly less than the $30,000,000 we are authorized to raise.

The common stock offered hereby will be sold in “at-the-market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to any restrictions we may place in any applicable placement notice delivered to the Sales Agents at any time throughout the term of the Equity Distribution Agreement, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

We are contractually obligated to use the net proceeds of this offering to pay down outstanding borrowings under our ABL Revolving Credit Facility.

Under the provisions of the ABL Revolving Credit Facility, we have a cash dominion arrangement with the lead banking institution whereby we are contractually obligated to use eligible daily cash receipts to pay down outstanding borrowings thereunder. This inflexibility regarding the use of proceeds could have an adverse effect on our business, delay the development of our new products or product enhancements or cause the price of our common stock to decline. However, any principal amount paid down on our ABL Revolving Credit Facility using the proceeds of this offering will be, subject to compliance with the requirements and conditions set forth therein for borrowing, available to be reborrowed by the Company and used for, among other items, working capital and general corporate purposes. See “Use of Proceeds.”

The price of our common stock may be volatile.

The market price of our common stock has in the past, and may in the future, fluctuate substantially. The price of our common stock that will prevail in the market may be higher or lower than the price that you have paid, depending on many factors, some of which are beyond our control and may not be related to our operating performance. Stock market volatility may also adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Because the prices per share at which shares of our common stock are sold in this offering may be substantially higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. After giving effect to the sale of our common stock in the maximum aggregate offering amount of $30,000,000 at an assumed offering price of $21.53 per share, which was the last reported sale price of our common stock on Nasdaq on August 1, 2023, and after deducting estimated offering commissions and expenses payable by us, our as-adjusted net tangible book value as of July 1, 2023, would have been approximately $129,233,000, or $3.81 per share of common stock and Class B stock. This represents an immediate increase in the net tangible book value of $0.73 per share to our existing shareholders of common stock and Class B stock and an immediate and substantial dilution in as-adjusted net tangible book value of $17.72 per share to new investors who purchase our common stock in the offering. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

USE OF PROCEEDS

We may issue and sell shares of our common stock under this prospectus supplement and the accompanying prospectus having an aggregate offering price of up to $30,000,000 from time to time pursuant to the Equity Distribution Agreement. The amount of net proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Equity Distribution Agreement as a source of financing.

Under the provisions of the ABL Revolving Credit Facility, we have a cash dominion arrangement with the lead banking institution that requires eligible daily cash receipts to be used to pay down the outstanding principal amount of, and any unpaid interest on, the ABL Revolving Credit Facility. As such, we are contractually obligated to use the net proceeds from this offering in this manner, and our management team will have no discretion in deciding how to best use the net proceeds from this offering. However, any principal amount paid down on our ABL Revolving Credit Facility using the proceeds of this offering will be, subject to compliance with the requirements and conditions set forth therein for borrowing, available to be reborrowed by the Company and used for, among other items, working capital and general corporate purposes. If the outstanding principal amount balance of the ABL Revolving Credit Facility has been reduced to zero, then we intend to use the net proceeds of this offering for general corporate purposes.

The outstanding principal amount borrowed under our ABL Revolving Credit Facility bears interest at a rate equal to the secured overnight financing rate, or SOFR (which is required to be at least 1.00%), plus 2.25% to 2.75%, depending on certain financial metrics as described in the ABL Revolving Credit Facility, and matures on January 19, 2026. Affiliates of each of Wells Fargo and HSBC are lenders under the ABL Revolving Credit Facility and will receive a pro rata portion of any proceeds used to repay amounts outstanding under the ABL Revolving Credit Facility.

DIVIDEND POLICY

We have not paid any cash dividends in the three-year period ended December 31, 2022, and we have no plans to pay cash dividends on our common stock at any time in the foreseeable future and are precluded from doing so under the terms of our credit facilities. We currently intend to retain all available cash from operations as a source of capital to service debt and finance working capital and growth in our business. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on, among other factors, our financial condition, operating results, capital requirements, general business conditions, the terms of any then-existing credit agreements and other factors that our board of directors may deem relevant.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share of our common stock after this offering.

The net tangible book value of our common stock as of July 1, 2023, was approximately $100,083,000, or approximately $3.08 per share of common stock and Class B stock based upon 26,487,249 shares of common stock and 6,049,050 shares of Class B stock outstanding as of that date. Net tangible book value per share represents the amount of our total tangible assets (total assets excluding goodwill and intangible assets) less total liabilities, divided by the total number of shares of our common stock and Class B stock outstanding. Dilution per share to new investors represents the difference between the amount per share paid by purchasers for each share of common stock in this offering and the as-adjusted net tangible book value per share of our common stock and Class B stock immediately following the completion of this offering.

After giving effect to the sale of shares of our common stock in the aggregate amount of $30,000,000 at an assumed offering price of $21.53 per share, which was the last reported sale price of our common stock on Nasdaq on August 1, 2023, and after deducting estimated commissions and offering expenses, our as-adjusted net tangible book value as of July 1, 2023, would have been approximately $129,233,000 or approximately $3.81 per share of common stock and Class B stock. This represents an immediate increase in net tangible book value of approximately $0.73 per share of common stock and Class B stock to our existing shareholders and an immediate dilution in as-adjusted net tangible book value of approximately $17.72 per share to purchasers of our common stock in this offering, as illustrated by the following table:

Assumed offering price per share of common stock		$21.53
Net tangible book value per share of common stock and Class B stock as of July 1, 2023	$3.08
increase per share of common stock and Class B stock attributable to this offering	$0.73
As-adjusted net tangible book value per share of common stock and Class B stock as of July 1, 2023, after giving effect to this offering		$3.81

Dilution per share of common stock to new investors participating in this offering		$17.72

The table above assumes, for illustrative purposes only, an aggregate of 1,393,404 shares of our common stock are sold at a price of $21.53 per share, for aggregate gross proceeds of $30,000,000. The shares of common stock, if any, sold in this offering will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares of common stock are sold from the assumed offering price of $22.53 per share shown in the table above, assuming all of our common stock in the aggregate amount of $30,000,000 is sold at that price, would increase our as-adjusted net tangible book value per share of common stock and Class B stock after the offering to $3.82 per share and increase the dilution in net tangible book value per share of common stock to new investors in this offering to $18.71 per share, after deducting estimated commissions and offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares of common stock are sold from the assumed offering price of $20.53 per share shown in the table above, assuming all of our common stock in the aggregate amount of $30,000,000 is sold at that price, would decrease the as-adjusted net tangible book value per share of common stock and Class B stock after the offering to $3.80 per share and decrease the dilution in net tangible book value per share of common stock to new investors in this offering to $16.73 per share, after deducting estimated commissions and offering expenses payable by us. This information is supplied for illustrative purposes only.

The number of shares of our common stock and Class B stock that will be outstanding after this offering is based on 26,487,249 shares of common stock and 6,049,050 shares of Class B stock issued and outstanding as of July 1, 2023 and excludes as of that date:

•	1,067,896 shares of our common stock and Class B stock issuable upon the exercise of outstanding stock options under our 2017 Plan, at a weighted-average exercise price of $17.77 per share;

•	717,069 shares of our common stock issuable upon the vesting of restricted stock units under our 2017 Plan;

•	943,870 shares of our common stock reserved for future issuance under the 2017 Plan;

•

239,170 shares of our common stock and Class B stock issuable upon the exercise of outstanding stock options under our 2011 Employee Stock Option Plan, at a weighted-average exercise price of $29.80 per share;

•

31,905 shares of our common stock and Class B stock issuable upon the exercise of outstanding stock options under our 2005 Director Stock Option Plan, at a weighted-average exercise price of $30.90 per share;

•	1,261,718 shares of our common stock available to be issued under our Employee Stock Purchase Plan; and

•	6,049,050 shares of common stock issuable upon conversion of our shares of Class B stock outstanding.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our common stock, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion does not address any U.S. state, local or non-U.S. tax considerations, gift tax, Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address tax considerations applicable to a Non-U.S. Holder’s particular circumstances or to a Non-U.S. Holder that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	regulated investment companies and real estate investment trusts;

•	tax-exempt entities;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than 5% of our common stock;

•	certain former citizens or long-term residents of the United States;

•	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	pension plans;

•	persons required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being included in an applicable financial statement;

•	integral parts or controlled entities of foreign sovereigns;

•	tax-qualified retirement plans;

•	controlled foreign corporations;

•	passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	U.S. holders whose functional currency is not the U.S. dollar; or

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation.

If a partnership, including any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold our common stock and partners in such partnerships, should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership, and disposition of our common stock.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules, any U.S. state, local or non-U.S. tax laws, or the application of any applicable tax treaty.

This discussion is for general information only and is not intended to be, and may not be construed as, tax advice. Accordingly, all prospective holders of our common stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is not a “U.S. person,” a partnership, or an entity disregarded from its owner, each for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions

If we make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our common stock, but not below zero. Any excess will be treated in the same manner as gain from the sale or disposition of our common stock and will be treated as described below under “Gain on Sale or Other Disposition of Common Stock.”

Subject to the discussion below on effectively connected income, any dividend paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be provided by an applicable income tax treaty. In order to claim a reduced treaty rate, a Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable documentation) certifying its qualification for the reduced rate of withholding tax under an applicable income tax treaty. Such documentation must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business within the United States (and, if an applicable income tax treaty so provides, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally are exempt from the withholding tax described above. In order to obtain this exemption, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 (or a successor form) certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same U.S. federal income tax rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be provided by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends. If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts withheld if you timely file an appropriate claim for refund with the IRS.

Gain on Sale or Other Disposition of Common Stock

Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain recognized upon the sale or other disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty so provides, the gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), in which case the Non-U.S. Holder will be subject to U.S. federal income tax on the gain derived from the sale at regular U.S. federal income tax rates applicable to U.S. persons; furthermore, a Non-U.S. Holder that is a corporation may also be subject to the branch profits tax at a 30% rate (or such lower rate as may be provided by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items;

•

the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case such Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% (or such lower rate provided by an applicable income tax treaty), which may be offset by U.S. source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States) provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

our common stock constitutes a U.S. real property interest by reason of our status as a “U.S. real property holding corporation,” or USRPHC, for U.S. federal income tax purposes. In general, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we are not currently a USRPHC, and we do not anticipate becoming a USRPHC in the future. However, there can be no assurance that we will not become a USRPHC. Even if we are or become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax as long as our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market and such Non-U.S. Holder does not, actually or constructively, hold more than 5% of our common stock at any time during the applicable period that is specified in the Code. If the foregoing exception does not apply, then if we are or were to become a USRPHC, a purchaser may be required to withhold 15% of the amount realized by a Non-U.S. Holder from a sale or disposition of our common stock and such Non-U.S. Holder generally will be subject to U.S. federal income tax on the gain derived from such sale or disposition at U.S. federal income tax rates applicable to U.S. persons.

Foreign Account Tax Compliance Act

Pursuant to Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-US persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of dividends that you receive in respect of our common stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold common stock through a non-US person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Federal Estate Taxes

Our common stock held by a Non-U.S. Holder at the time of death will be included in such Non-U.S. Holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must file information returns annually with the IRS in connection with any dividends on our common stock paid to a Non-U.S. Holder, regardless of whether any tax was actually withheld. A similar report will be sent to the Non-U.S. Holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the Non-U.S. Holder’s country of residence.

Payments of dividends or of proceeds on the disposition of common stock made to a Non-U.S. Holder may be subject to additional information reporting and backup withholding at a current rate of 24% unless such Non-U.S. Holder establishes an exemption, for example by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, or another appropriate version of IRS Form W-8 (or a successor form). Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a holder is a U.S. person.

Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

Non-U.S. Holders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to them. Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have entered into the Equity Distribution Agreement with Wells Fargo and HSBC, under which we are permitted to offer and sell shares of our common stock having an aggregate offering price of up to $30,000,000 through the Sales Agents acting as sales agent or directly to the Sales Agents acting as principal from time to time. The sales, if any, of the shares of common stock made under the Equity Distribution Agreement may be made by means of transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, including block trades and sales made in ordinary brokers’ transactions on Nasdaq or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

If we sell any of the shares of common stock covered by this prospectus supplement in a transaction which is not an “at-the-market” offering, we expect to enter into a separate agreement with the Sales Agents or agents participating in such transaction and we will, if material, describe the terms of such transaction in a pricing supplement.

On any day on which our common stock is traded on Nasdaq (each, a “trading day”), we may sell shares of common stock through only one Sales Agent and we will instruct the applicable Sales Agent as to the time period during which sales are requested to be made, any limitation on the number of shares of common stock that may be sold in any one day, any minimum price below which sales of common stock may not be made and any other parameters. Subject to the terms and conditions of the Equity Distribution Agreement, such Sales Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell on our behalf all of the designated shares of common stock in accordance with such instruction. We or the Sales Agent through whom the sale of shares of common stock is to be made as Sales Agent on any trading day may suspend the offering of shares of common stock for any reason and at any time, upon notifying the other party. Our common stock is listed on Nasdaq under the symbol “ATRO.”

Sales through Sales Agents as our Sales Agents or to Sales Agents as Principals

If acting as sales agent, the applicable Sales Agent will provide to us written confirmation following the close of trading on Nasdaq on each trading day on which shares of common stock are sold under the Equity Distribution Agreement. Each confirmation will include the number of shares of common stock sold on that day, the aggregate gross sales proceeds of the shares of common stock, the net proceeds to us (after deduction of any expenses payable by us and transaction fees, transfer taxes or similar taxes or fees imposed by any governmental entity or self-regulatory organization in respect of such sales) and the aggregate compensation payable by us to such Sales Agent with respect to such sales. We will report, on a quarterly basis, the number of shares of common stock sold by or through the Sales Agents during such quarterly fiscal period, the net proceeds received by us and the aggregate compensation paid by us to the Sales Agents with respect to such sales.

We will pay the Sales Agents an aggregate commission of 1.5% of the gross sales price of the shares of common stock sold in “at-the-market” transactions for their services in acting as sales agent and/or principal in the sale of common stock. For any transaction that is not an “at-the-market” transaction, the fees payable to the agent or agents participating in such transaction will be as agreed to between us and such agent or agents. We have agreed to reimburse the Sales Agents for certain of their legal expenses in connection with the establishment and maintenance of the at-the-market program.

Settlement for sales of shares of common stock will occur on the second business day that is also a trading day, or such earlier day as is industry practice for regular-way trading, following the trade date on which such sales are made, unless another date is agreed to in writing by us and the applicable Sales Agent.

The offering of common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the Equity Distribution Agreement or (2) the termination of the Equity Distribution Agreement by us or by a Sales Agent, as to itself, which may occur for any reason, at any time, upon the giving of written notices to the other parties.

Under the terms of the Equity Distribution Agreement, we may also sell shares of our common stock to each of the Sales Agents, as principal for its own respective account, at a price agreed upon at the time of sale. If we sell shares of our common stock to the Sales Agents as principal, we will enter into a separate written agreement with the applicable Sales Agent setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

In connection with the sale of the shares of common stock on our behalf, the Sales Agents may be deemed “underwriters” within the meaning of the Securities Act, and the compensation paid to the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain liabilities, including civil liabilities under the Securities Act. As Sales Agents, neither Wells Fargo nor HSBC will engage in any transaction that stabilizes our common stock.

We estimate that the total expenses of this offering payable by us, excluding commissions payable to the Sales Agents under the Equity Distribution Agreement, will be approximately $400,000.

Conflicts of Interest

Affiliates of Wells Fargo and HSBC, the Sales Agents for this offering, will receive at least 5% of the net proceeds of this offering in connection with the repayment of ABL Revolving Credit Facility. See “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required, because a bona fide public market exists in the shares of common stock, as that term is defined in the Rule. Pursuant to FINRA Rule 5121, Wells Fargo and HSBC will not confirm sales of the shares of common stock to any account over which they exercise discretionary authority without the prior written approval of the customer.

Other Relationships

The Sales Agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Sales Agents and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. In particular, certain affiliates of Wells Fargo and HSBC serve as lenders, agent and collateral agent under our ABL Revolving Credit Facility.

In the ordinary course of their various business activities, the Sales Agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Sales Agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

Certain legal matters in connection with the shares of common stock offered hereby will be passed upon for us by Hodgson Russ LLP, Buffalo, New York. Simpson Thacher & Bartlett LLP, Houston, Texas, is acting as counsel to the Sales Agents in connection with this offering.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Additional information specific to Astronics Corporation is also available at www.astronics.com. Information accessible on or through our website is not a part of this prospectus supplement.

We have filed a shelf registration statement on Form S-3 under the Securities Act with the SEC to register the common stock offered by this prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement and, as permitted by SEC rules, do not contain all of the information set forth in that registration statement or the exhibits and schedules that are part of that registration statement. For further information with respect to us and our common stock, please refer to the registration statement and the exhibits and schedules filed with it. We are also subject to the information and periodic reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements, and other information with the SEC and these reports, proxy statements, and other information can be inspected on the Internet site maintained by the SEC at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

We make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 10, 2023;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2022 from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 11, 2023;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 1, 2023 and July 1, 2023, as filed with the SEC on May 10, 2023 and August 7, 2023, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 19, 2023, March 2, 2023 (solely pursuant to Items 5.02 and 9.01), May 24, 2023 and June 28, 2023; and

•

the description of our Common Stock contained in Exhibit 4(a) to our Annual Report on Form 10-K for the year ended December  31, 2022, as filed with the SEC on March 10, 2023, including any subsequent amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we subsequently file with the SEC after the filing of this prospectus supplement and all documents filed on and after the date of the initial registration statement and prior to the filing of this prospectus supplement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all securities registered hereunder or termination of the registration statement. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

David C. Burney

Executive Vice President and Chief Financial Officer

Astronics Corporation

130 Commerce Way

East Aurora, New York 14052

Telephone: (716) 805-1599

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.astronics.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus supplement.

Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PROSPECTUS

ASTRONICS CORPORATION

$150,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

RIGHTS

STOCK PURCHASE CONTRACTS

UNITS

AND DEBT SECURITIES

and

GUARANTEES OF DEBT SECURITIES OF ASTRONICS

CORPORATION BY THE SUBSIDIARY GUARANTORS

We may sell from time to time in one or more offerings up to $150,000,000 in the aggregate of:

•	shares of our common stock or preferred stock;

•	warrants;

•	rights to purchase our common stock, preferred stock, units or debt securities;

•	stock purchase contracts;

•	our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities; and

•	units consisting of any combination of the foregoing securities.

We may sell any combination of these securities, in one or more offerings, up to an aggregate offering price of $150,000,000 on terms to be determined at the time of the offering. The debt securities registered hereunder may be fully and unconditionally guaranteed by certain subsidiaries of Astronics Corporation, which may include the Subsidiary Guarantors (as defined herein).

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of any such offering in one or more supplements to this prospectus each time we sell securities hereunder. We can only use this prospectus to offer and sell our securities by also including a prospectus supplement relating to any such offer and sale. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus before you invest.

We may sell the securities directly to you, through agents, underwriters or broker-dealers that we select. If we use agents, underwriters or broker-dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ATRO.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 2 of this prospectus, the section entitled “Risk Factors” in the applicable prospectus supplement and risk factors in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 20, 2023.

You should read this prospectus, any applicable prospectus supplement, any related free writing prospectus and the information incorporated by reference carefully before you invest. Such documents contain important information you should consider when making your investment decision. See “Information Incorporated by Reference” on page 20 of this prospectus. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should rely only on the information provided in this prospectus, any applicable prospectus supplement, any related free writing prospectus or documents incorporated by reference in this prospectus.

The information in this prospectus may only be accurate on the date of this document. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

(i)

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process or continuous offering process, which allows us to offer and sell any combination of the securities described in this prospectus in one or more offerings. Using this shelf registration process, we may from time to time offer up to a total dollar amount of $150,000,000 of these securities.

The types of securities that we may offer and sell from time to time by this prospectus are:

•	common stock of Astronics Corporation, par value $0.01 per share;

•	preferred stock of Astronics Corporation;

•	warrants entitling the holders to purchase common stock, preferred stock, units or debt securities of Astronics Corporation;

•	rights to purchase Astronics Corporation’s common stock, preferred stock, units or debt securities;

•	stock purchase contracts issued by Astronics Corporation;

•	secured or unsecured debt securities of Astronics Corporation, in one or more series, which may be either senior, senior subordinated or subordinated debt securities; and

•	units consisting of any of the above securities.

This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities pursuant to this registration statement and the prospectus contained herein, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors about us and the terms of that particular offering. Prospectus supplements may also add to, update or change the information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement. In addition, as we describe in the section entitled “Information Incorporated by Reference,” we have filed and plan to continue to file other documents with the SEC that contain information about us and the business conducted by us and our subsidiaries. Before you decide whether to invest in any of these securities, you should read this prospectus, the prospectus supplement that further describes the offering of these securities, any related free writing prospectus and the information we file with the SEC.

Unless the context otherwise requires, the terms “Astronics,” “the Company,” “the registrants,” “we,” “us” and “our” refer to Astronics Corporation and its subsidiaries, and the term “Subsidiary Guarantors” refers to, collectively, Astronics Advanced Electronic Systems Corp., Astronics Test Systems Inc., Astronics AeroSat Corporation, Astronics Connectivity Systems & Certification Corp., Luminescent Systems, Inc., Freedom Communication Technologies Inc., PECO, Inc., Diagnosys Holdings Inc., Astronics Custom Control Concepts Inc., Astronics DME LLC, Diagnosys Inc., Astronics Air LLC and Astronics Air II LLC.

(ii)

THE COMPANY

Astronics Corporation, through its subsidiaries, is a leading supplier of advanced technologies and products to the global aerospace and defense industries. Our products and services include advanced, high-performance electrical power generation and distribution systems, seat motion solutions, lighting and safety systems, avionics products, aircraft structures, systems certification, and automated test systems.

We have two reportable segments, Aerospace and Test Systems. Our Aerospace segment has principal operating facilities in the United States, Canada and France. Our Test Systems segment has principal operating facilities in the United States and the United Kingdom. We have engineering offices in Ukraine and India.

Our Aerospace segment designs and manufactures products for the global aerospace industry. Product lines include lighting and safety systems, electrical power generation, distribution and seat motion systems, aircraft structures, avionics products, systems certification, and other products. Our primary Aerospace customers are the airframe manufacturers (“OEM”) that build aircraft for the commercial transport, military and general aviation markets, suppliers to those OEMs, aircraft operators such as airlines, suppliers to the aircraft operators, and branches of the U.S. Department of Defense (“USDOD”). Our Test Systems segment designs, develops, manufactures and maintains automated test systems that support the aerospace and defense and mass transit industries as well as training and simulation devices for both commercial and military applications. In the Test Systems segment, Astronics’ products are sold to a global customer base including OEMs and prime government contractors for both electronics and military products.

Our strategy is to increase our value by developing technologies and capabilities, either internally or through acquisition, and using those capabilities to provide innovative solutions to our targeted markets where our technology can be beneficial.

Our principal executive offices are located at 130 Commerce Way, East Aurora, New York 14052. Our telephone number is (716) 805-1599. Our website address is www.astronics.com. Information on, or accessible through, our website does not constitute part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the section of the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in this prospectus, including those contained in our annual report on Form 10-K for the year ended December 31, 2022 and in our subsequent filings with the SEC that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial may also adversely impact our business operations, financial results and liquidity and the value of an investment in our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Statements made in this prospectus, each prospectus supplement and the documents incorporated herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” or other similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds that we receive from the sale of any securities by us covered by this prospectus for general corporate purposes, which may include, among other things: reducing or refinancing indebtedness; making acquisitions of assets, businesses or securities; stock repurchases and capital expenditures; and for working capital. When specific securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments.

DESCRIPTION OF SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and conditions of each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. In addition, you should refer to the New York Business Corporation Law (the “NYBCL”), which may affect the terms of certain securities that may be offered under this prospectus. Unless noted otherwise, references in this section to the “Company,” “we,” “us” and “our” refer to Astronics Corporation and not to any of its subsidiaries.

COMMON STOCK

Authorized Shares.

Our authorized capital stock consists of 80,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 15,000,000 shares of Class B stock, par value $0.01 per share (“Class B Stock”). As of May 30, 2023, 26,397,389 shares of Common Stock were issued and outstanding, 6,163,897 shares of Common Stock were reserved for issuance upon the possible conversion of shares of Class B Stock, 1,972,736 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options or vesting of outstanding Restricted Stock Units, and approximately 2,193,321 shares were reserved for issuance as future equity compensation under our various stock-based plans. As of May 30, 2023, 3,060,138 shares of Common Stock were held in treasury and 40,212,519 shares of Common Stock are authorized but unissued. Accordingly, a total of 43,272,657 shares of Common Stock, or 54.1% of the total authorized shares of Common Stock, are unreserved and available for general corporate purposes. We are not selling any shares of our Class B Stock under this prospectus.

The Common Stock and Class B Stock share equally in our earnings and are identical except with respect to rights on voting, dividends, transferability and convertibility. There are no redemption or sinking fund provisions applicable to the Common Stock or Class B Stock. The following description of our Common Stock and Class B Stock is a summary only and is derived from the Company’s restated certificate of incorporation, as amended (the “Certificate of Incorporation”) and the Company’s by-laws, as amended (the “By-laws”), which are each incorporated by reference into this prospectus.

Voting Rights.

Each share of Common Stock is entitled to one vote. Each share of Class B Stock is entitled to ten votes. The Common Stock and Class B Stock vote as a single class on all matters except the issuance of shares of Class B Stock or as required by law. Except in connection with share distributions, stock splits and stock dividends and anti-dilutive adjustments determined by the Board of Directors of the Company (the “Board”) for options, stock subscriptions and warrants outstanding on the date of record for the share distribution, stock split or stock dividend, the Company may not affect the issuance of any shares of Class B Stock unless and until such issuance is authorized by the holders of a majority of the voting power of the shares of Common Stock and of Class B Stock entitled to vote, each voting separately as a class.

The By-laws provide that all questions, the manner of deciding which is not specifically regulated by law, the Certificate of Incorporation or the By-Laws, are to be decided by vote of a majority of the shares present or represented at such meetings and voting on such questions. The By-laws also provide that directors of the Company are to be elected by a plurality of votes cast.

In addition, the Certificate of Incorporation and the By-laws provide that the affirmative vote of not less than 80% of the outstanding shares of the Company entitled to vote thereon is required: (a) to adopt any agreement for the merger or consolidation of the Company or any subsidiary with or into any other person, or the merger of any other person into the Company or any subsidiary, (b) to authorize any sale, lease, exchange, mortgage, pledge or disposition to any other person of all or substantially all of the property and assets of the Company or any subsidiary, or any part of such assets having a then fair market value of the total assets of the Company or such subsidiary, or (c) to authorize the issuance or transfer by the Company or any subsidiary of any voting securities of the Company in exchange for payment for the securities or property or assets (including cash) of any other person. The foregoing restrictions do not apply if prior to the consummation of the transaction, the Board approved the agreement pursuant to which the transaction would be consummated or if the Company or its subsidiary is, at the time the transaction is agreed to, the beneficial owner of a majority, by vote, of the voting interest in the other party to the transaction (collectively, the “Change in Control Voting Provision”).

Holders of the shares of Common Stock and Class B Stock do not have cumulative voting rights.

Dividends and Share Distributions

Holders of Common Stock and Class B Stock are entitled to receive dividends or other distributions in cash, stock or property of the Company as may be declared by the Board from time to time. In the case of cash dividends, no dividend may be paid on Class B Stock unless an equal or greater dividend is paid concurrently on Common Stock. Cash dividends may be paid on Common Stock in excess of dividends paid, or without paying dividends, on the Class B Stock. Common Stock and Class B Stock will be treated equally with respect to dividends payable in stock of the Company, including share distributions or stock splits or divisions of stock.

Transfer.

Shares of Class B Stock may not be transferred as Class B Stock, except by gift, devise or bequest, by a transfer to the estate of a shareholder upon the death of such shareholder, or by a transfer of shares held in trust to the grantor of such trust or to any person to whom or for whose benefit the principal of such trust may be distributed. Any purported transfer of shares of Class B Stock, other than a transfer of the type described above, is null and void and of no effect and the purported transfer by a holder of Class B Stock will result in the immediate and automatic conversion of such shares of Class B Stock into shares of Common Stock on a one-for-one basis. Shares of Class B Stock must be registered in the name(s) of the beneficial owner(s) thereof and not in “street” or “nominee” names, except that certificates representing shares of Class B Stock issued as or in connection with a share distribution, stock split or stock dividend on the Company’s then outstanding Common Stock or Class B Stock may be registered in the same name and manner as the certificates representing the shares of Common Stock or Class B Stock with respect to which the shares of Class B Stock are issued. Any shares of Class B Stock registered in “street” or “nominee” name may be transferred to the beneficial owner of such shares on the record date for such share distribution, stock split or stock dividend, upon proof satisfactory to the Company and the transfer agent that such person was in fact the beneficial owner of such shares on the record date for such share distribution, stock split or stock dividend.

Neither the Certificate of Incorporation nor the By-laws restrict the ability of a holder of Common Stock to transfer his, her or its shares of Common Stock.

Conversion.

Each share of Class B Stock is convertible at the option of the holder at any time into Common Stock on a one-for-one basis. At any time when the Board and the holders of a majority of the outstanding shares of Class B Stock approve the conversion of all of the Class B Stock into Common Stock, then all of the outstanding shares of Class B Stock shall be converted into shares of Common Stock. The holders of the shares of Common Stock are not entitled to any conversion rights.

Liquidation Rights.

In the event of any dissolution, liquidation or winding up of the affairs of the Company, whether voluntarily or involuntarily, after payment or provision for payment of the debts and other liability of the Company, the remaining assets and funds of the Company, if any, shall be divided among and paid ratably to the holders of Common Stock and the holders of Class B Stock.

Preemptive Rights.

Neither the holders of the shares of Common Stock nor the holders of the shares of Class B Stock are entitled to any preemptive rights other than the conversion rights applicable to the shares of Class B Stock described above.

No Assessment.

The issued and outstanding shares of Common Stock and Class B Stock are fully paid and non-assessable.

Transfer Agent and Registrar.

The transfer agent and registrar for our Common Stock is EQ Shareowner Services.

Anti-Takeover Provisions

Certain provisions of the Certificate of Incorporation and the By-laws as well as the NYBCL may have the effect of encouraging persons considering unsolicited tender offers or unilateral takeover proposals for us to negotiate with the Board and could thereby have an effect of delaying, deferring or preventing a change in control. These provisions include the Change in Control Voting Provision (as described above) and the following:

Authorized But Unissued Shares of Common Stock: The authorized but unissued shares of Common Stock could be issued by the Board without shareholder approval in transactions that might prevent or render more difficult or costly the completion of a takeover transaction.

Advance Notice By-laws: Under the By-laws, written notice of any person to be nominated by any shareholder for election as a director must be received by our corporate secretary not less than 60 nor more than 90 days prior to the anniversary of the preceding year’s annual meeting (or, if the date of the annual meeting is changed by more than 20 days from such anniversary date, within 10 days after the date the Company mails or otherwise gives notice of the date of such meeting), and with respect to an election to be held at a special meeting of shareholders called for that purpose, not later than the close of business on the 10th day following the date on which notice of the special meeting was first mailed to the shareholders of the Company.

Special Meetings: Special meetings of the shareholders may be called only (i) by the Board or (ii) by the President on (1) the written request of two-thirds (2/3) of the directors then serving on the Board or (2) the written request of the holders of not less than 80% of the outstanding shares of each class of capital stock of the Company entitled to vote generally in the election of directors as of the date on which such request is actually received by the Company (the subclause (ii)(2) being the “Shareholder Special Meeting Provision”). Such written request must state the purpose or purposes of the proposed special meeting. No business, other than that specified in the notice of any special meeting, shall be transacted at a special meeting unless all shareholders entitled to notice thereof consent to the transaction of such additional business.

Amending the Change in Control Voting Provision or the Shareholder Special Meeting Provision: Under the Certificate of Incorporation, neither the Change in Control Voting Provision nor the Shareholder Special Meeting Provision may be altered, amended or repealed in any respect unless such alteration, amendment or repeal is approved by an affirmative vote of holders of not less than 80% of the outstanding shares of the Company entitled to vote thereon. Under the By-laws, the shareholders of the Company may not alter, amend or repeal either the Change in Control Voting Provision or the Shareholder Special Meeting Provision as set forth in the By-laws in any respect unless such alteration, amendment or repeal is approved by an affirmative vote of holders of not less than 80% of the outstanding shares of the Company entitled to vote thereon.

Anti-Takeover Provisions under New York Law: The Company is subject to Section 912 of the NYBCL. With specified exemptions, this statute prohibits a New York corporation listed on a national securities exchange from engaging in a business combination (as defined in Section 912(a)(5)) with an interested shareholder (generally, a person that, together with its affiliates and associates, owns 20 percent or more of the corporation’s voting stock) for a period of five years after the date of the transaction in which the person became an interested shareholder. Additionally, a New York corporation may not engage at any time in any business combination with an interested shareholder unless: (i) the business combination or the purchase of stock made by such person is approved by the board of directors prior to the date such person first became an interested shareholder; (ii) the business combination is approved by the holders of a majority of the outstanding voting stock not beneficially owned by the interested shareholder or any affiliate or associate of such interested shareholder at a meeting of shareholders called for such purpose occurring no earlier than five years after such person first became an interested shareholder; or (iii) the business combination meets certain valuation requirements for the consideration paid. The effect of Section 912 of the NYBCL may be to delay or prevent the consummation of a transaction that is favored by a majority of shareholders.

PREFERRED STOCK

We currently do not have any shares of preferred stock authorized in our Certificate of Incorporation or outstanding. Prior to selling any preferred stock pursuant to this prospectus we will be required to further amend our Certificate of Incorporation to authorize the issuance of preferred stock. Such authorization could authorize our Board, subject to limitations prescribed by law, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon such preferred stock, including dividend rights, dividend rates, conversion rights, voting rights (which may be greater than one vote per share), rights and terms of redemption, sinking fund provisions for the redemption or purchase of the shares and liquidation preference, any or all of which may be greater than the rights of the Common Stock. The issuance of preferred stock could:

•	adversely affect the voting power of holders of our Common Stock and reduce the likelihood that such holders will receive dividend payments and payments upon liquidation;

•	decrease the market price of our Common Stock; or

•	delay, deter or prevent a change in our control.

The terms and provisions of any preferred stock that may be offered by this prospectus will be described in the applicable prospectus supplement. You should read the certificate of designations relating to the applicable series of preferred stock for additional information before you purchase any preferred stock.

WARRANTS

We may issue warrants for the purchase of our debt securities, Common Stock, preferred stock, or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, Common Stock or preferred stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue or series of warrants. Each such prospectus supplement will describe:

•	the title of the warrants;

•	the aggregate number of warrants to be issued and currently outstanding, if any;

•	the price or prices at which the warrants will be issued;

•	the number or principal amount of securities purchasable upon exercise of the warrants and the exercise price of each warrant;

•	the procedures and conditions relating to the exercise of the warrants including:

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the maximum or minimum number of the warrants which may be exercised at any time; and

•	any limitations relating to the exchange and exercise of such warrants;

•

in the case of warrants to purchase our Common Stock or preferred stock, any provisions for adjustment of the number or amount of shares of our Common Stock or preferred stock receivable upon exercise of the warrants or the exercise price of the warrants;

•

in the case of warrants to purchase preferred stock, the designation, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants;

•

if applicable, the number of warrants issued with each share of our Common Stock, preferred stock, depositary shares or debt securities, and the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other material terms of such warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase the securities, at the exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or Common Stock, the right to vote or to receive any payments of dividends on the preferred stock or Common Stock purchasable upon exercise.

Certificates for warrants to purchase securities will be exchangeable for new warrant certificates of different denominations to the extent set forth in the applicable prospectus supplement.

RIGHTS

We may issue rights to purchase our Common Stock, preferred stock, units or debt securities that we may offer to our security holders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•

the aggregate number of rights issued and the aggregate number of shares of Common Stock or preferred stock, number of units, or the aggregate principal amount of debt securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire;

•	any applicable federal income tax considerations; and

•	any other material terms of such rights.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of Common Stock or preferred stock, number of units or principal amount of debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number or variable number of shares of our Common Stock or preferred stock at a future date or dates. The consideration per share may be fixed at the time stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and our debt securities, preferred stock, any other securities described in the applicable prospectus supplement or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and any material federal income tax considerations applicable thereto.

UNITS

We may issue units, which will consist of one or more stock purchase contracts, warrants, debt securities, rights, shares of preferred stock, shares of Common Stock or any combination thereof. The applicable prospectus supplement for any units will describe:

•

all terms of the units and of the stock purchase contracts, warrants, debt securities, rights, shares of preferred stock, shares of Common Stock or any combination thereof comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	any other material terms of such units.

DEBT SECURITIES AND GUARANTEES

The following description discusses the general terms and provisions of the debt securities that we may offer under this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The indebtedness represented by the subordinated debt securities will rank junior and be subordinate in right of payment to the prior payment in full of our senior debt, to the extent and in the manner set forth in the applicable prospectus supplement for the securities.

The senior debt securities and the subordinated debt securities will be issued under separate indentures between us and one or more U.S. banking institutions. The trustee for each series of our debt securities will be identified in the applicable prospectus supplement. We may refer to the indenture covering the senior debt securities as the “senior indenture” and the indenture covering the subordinated debt securities as the “subordinated indenture.” Together the senior indenture and the subordinated indenture are called “indentures.”

The form of the indentures are filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and may be supplemented or amended from time to time following their execution. We have not yet selected a trustee for either of the indentures, and we have not yet executed either indenture. Prior to issuing any debt securities, we will be required to select a trustee for the applicable indenture or indentures, qualify the trustee or trustees under the Trust Indenture Act and execute the applicable indenture or indentures.

The form of each indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the applicable form of indenture will be described in the prospectus supplement relating to such series of debt securities.

The following summary describes selected provisions of the indentures. This summary does not describe every aspect of the debt securities or the applicable indenture and is subject to, and qualified in its entirety by reference to, all the provisions of the applicable indenture, including the terms defined in the applicable indenture. We urge you to read the applicable indenture in its entirety. This summary is also subject to, and qualified in its entirety by reference to, the description of the particular debt securities in the applicable prospectus supplement.

General.

The indentures provide that we will be able to issue an unlimited aggregate principal amount of debt securities under the indentures, in one or more series, and in any currency or currency units. We are not required to issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture or a resolution of our Board or in one or more officer’s certificates pursuant to a Board resolution. We will describe in the applicable prospectus supplement the terms of the debt securities being offered, including:

•	the title, and the price at which we will sell, the offered debt securities;

•	whether the offered debt securities are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the offered debt securities;
•	the date or dates on which principal will be payable or how to determine such date or dates;

•	the rate or rates or method of determination of interest;

•	the date from which interest will accrue;

•	the dates on which interest will be payable and any record dates for the interest payable on the interest payment dates;

•	the place of payment on the offered debt securities;

•

any obligation or option we have to redeem, purchase or repay the offered debt securities, or any option of the registered holder to require us to redeem or repurchase offered debt securities, and the terms and conditions upon which the offered debt securities will be redeemed, purchased or repaid;

•

the currency or currencies, including composite currencies or currency units, in which payment of the principal of (or premium, if any) or interest, if any, on any of the offered debt securities will be payable if other than the currency of the United States of America;

•	any index, formula or other method used to determine the amount of principal, premium, if any, or interest;

•	the terms and conditions upon which payment on the offered debt securities may change;

•	whether the offered debt securities are defeasible;

•	any addition to or change in the events of default;

•	any addition to or change in the covenants in the applicable indenture;

•	the terms of any right to convert the offered debt securities into common shares; and

•	any other terms of the offered debt securities not inconsistent with the provisions of the applicable indenture.

If the offered debt securities are denominated in whole or in part in any currency other than U.S. dollars, if the principal of (and premium, if any) or interest, if any, on the offered debt securities are to be payable in a currency or currencies other than that in which the debt securities are to be payable, or if any index is used to determine the amount of payments of principal of (and premium, if any) or interest on any series of the debt securities, material federal income tax, accounting and other considerations applicable thereto will be described in the applicable prospectus supplement.

If so provided in the applicable prospectus supplement, we may issue our debt securities at a discount below their principal amount and pay less than the entire principal amount of our debt securities upon declaration of acceleration of their maturity. The applicable prospectus supplement will describe all material federal income tax, accounting and other considerations applicable to any such original issue discount securities.

The general provisions of the indentures do not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness or that would afford holders of our debt securities protection in the event of a highly leveraged or similar transaction involving us or any of our subsidiaries. Please refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to, the events of default described below that are applicable to the offered debt securities or any covenants or other provisions providing event risk or similar protection.

Payment.

Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a debt security on each interest payment date to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date.

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the applicable trustee, as our paying agent, or at other designated places. Any other paying agent initially designated for the debt securities of a particular series will be identified in the applicable prospectus supplement.

Form, Transfers and Exchanges.

The debt securities of each series will be issued only in fully registered form, without interest coupons. Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued in denominations of $1,000 each or multiples thereof.

Subject to the terms of the applicable indenture and the limitations applicable to global securities, you may exchange or transfer debt securities at the corporate trust office of the trustee or at any other office or agency maintained by us for that purpose, without the payment of any service charge, except for any tax or governmental charge.

Global Securities.

The debt securities of any series may be issued, in whole or in part, by one or more global certificates that will be deposited with the depositary identified in the applicable prospectus supplement.

No global security may be exchanged in whole or in part for the debt securities registered in the name of any person other than the depositary for that global security or any nominee of that depositary except in the following circumstances or as otherwise provided in the applicable prospectus supplement. The depositary may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to us or the applicable trustee. Under such circumstances, in the event that a successor depositary is not obtained, certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry-only transfers through a depositary. In that event, certificates will be printed and delivered to the depositary.

Unless otherwise stated in any prospectus supplement, The Depository Trust Company, or DTC, will act as depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through records maintained by DTC and its participants.

Events of Default.

Unless otherwise specified in the applicable prospectus supplement, an event of default occurs with respect to debt securities of any series if:

•	we do not pay any interest on any debt securities of the applicable series within 30 days of the due date (following any deferral allowed under the terms of the debt securities and elected by us);

•	we do not pay principal or premium, if any, on any debt securities of the applicable series at maturity;

•	we do not deposit any sinking fund payment when due by the terms of the applicable debt securities;

•

we default in the performance, or are in breach, of a covenant or warranty of the applicable indenture (other than a covenant or warranty default or breach that is elsewhere specifically dealt with or which expressly has been included in the applicable indenture solely for the benefit of debt securities other than that series), and such default or breach continues for a period of 30 days after there has been given by registered or certified mail, to us by the applicable trustee or to us and the applicable trustee by the holders of at least 25% of the principal amount of debt securities of the affected series, a written notice specifying such default or breach and requiring it to be remedied;

•	certain events of bankruptcy, insolvency, receivership or reorganization with respect to us occur; or

•	any other event of default provided with respect to debt securities of that series occurs.

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indentures.

Each indenture requires us to file annually with the applicable trustee an officers’ certificate as to our compliance with all conditions and covenants under the applicable indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults on those debt securities, if it considers such withholding to be in the interest of the holders of that series of debt securities.

If an event of default occurs and is continuing with respect to any series of debt securities, then either the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if any debt securities of that series are original issue discount securities, that portion of the principal amount of those original issue discount securities as may be specified in the terms of those original issue discount securities, of all of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the applicable trustee if given by the holders, and upon any such declaration that principal amount, or specified amount, plus accrued and unpaid interest, and premium, if any, will become immediately due and payable. Upon payment of that amount in the currency in which the debt securities are denominated (except as otherwise provided in the applicable indenture or the applicable prospectus supplement), all of our obligations in respect of the payment of principal of the debt securities of that series will terminate.

After a declaration of acceleration has been made and before the trustee has obtained a judgment or decree for payment of the money due on any series of debt securities, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series, by written notice to us and the applicable trustee, may rescind and annul the declaration and its consequences, subject to any terms or conditions specified in the applicable prospectus supplement.

If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of a series, or that portion of the principal amount of such debt securities as may be specified in the applicable prospectus supplement, will automatically become immediately due and payable.

Subject to the provisions of each indenture relating to the duties of the applicable trustee, in case an event of default with respect to our debt securities of a particular series occurs and is continuing, the applicable trustee will be under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of any of the holders of debt securities of that series, unless the holders have offered to the applicable trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for the indemnification of the applicable trustee, the holders of a majority in principal amount of the outstanding debt securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee under the applicable indenture, or exercising any trust or power conferred on the applicable trustee with respect to the debt securities of that series.

Merger or Consolidation.

Each indenture provides that we may not consolidate with or merge or wind up into any other entity, whether or not we are the surviving entity, and that we may not sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•

the entity formed by the consolidation or into which we are merged, or the person which acquires us or which leases our properties and assets substantially as an entirety, is an entity organized and existing under the laws of the United States of America or any State or territory of the United States or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the outstanding debt securities and the performance of all of our covenants under the applicable indenture;

•

immediately after giving effect to such transaction, no event of default under the applicable indenture, and no event which after notice or lapse of time or both would become an event of default, has happened and is continuing;

•

we deliver to the applicable trustee an officers’ certificate and opinion of counsel, each stating that such consolidation, merger, transfer, conveyance or lease and such supplemental indenture comply with the applicable indenture and that all conditions precedent in such indenture providing for such a transaction have been complied with; and

•	all other conditions specified in the applicable prospectus supplement are met.

Modification or Waiver.

Without prior notice to or the consent of any holders, we and the applicable trustee may modify the applicable indenture for any of the following purposes:

•	to evidence the succession of another entity to us and the assumption by that successor of our covenants and obligations under the applicable indenture and under our debt securities issued thereunder;

•

to add one or more covenants or other provisions for the benefit of the holders of all or any series of debt securities, and if those covenants are to be for the benefit of less than all series, stating that those covenants are expressly being included solely for the benefit of that series, or to surrender any right or power conferred upon us;

•

to add any additional events of default for all or any series of debt securities, and if those events of default are to be applicable to less than all series, stating that those events of default are expressly being included solely to be applicable to that series;

•	to change or eliminate any provision of the applicable indenture or to add any new provision to the applicable indenture that does not adversely affect the interests of the holders;

•

to provide security for the debt securities of any series or to provide that any of our obligations under the debt securities or the applicable indenture shall be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

•

to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided, that any such action will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities issued under the applicable indenture in any material respect;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

•

to evidence and provide for the acceptance of appointment of a separate or successor trustee with respect to one or more series of debt securities and to add to or change any of the provisions of the applicable indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

•	to cure any ambiguity, defect or inconsistency;

•	to eliminate any conflict between the terms of the applicable indenture and the debt securities issued thereunder and the Trust Indenture Act; or

•

to modify any other provisions with respect to matters or questions arising under the applicable indenture that will not be inconsistent with any provision of the applicable indenture, provided, those other provisions do not adversely affect the interests of the holders of our outstanding debt securities of any series created thereunder prior to such modification in any material respect.

We and the applicable trustee may, with some exceptions, amend or modify either indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification. However, no amendment or modification may, without the consent of the holder of each outstanding debt security affected thereby:

•

change the stated maturity of the principal of or interest on any debt security (other than pursuant to the terms of the debt security), reduce the principal amount, premium or interest payable upon redemption, change the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment;

•	reduce the percentages of holders whose consent is required for any modification or waiver or reduce the requirements for quorum and voting under the applicable indenture;

•	modify certain of the provisions in the applicable indenture relating to supplemental indentures and waivers of certain covenants and past defaults; or

•

a modification which changes or eliminates any provision of an indenture expressly included solely for the benefit of holders of debt securities of one or more particular series or modifies the holders’ rights will be deemed not to affect the rights under the indenture of the registered holders of debt securities of any other series.

Each of the indentures provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default or event of default and its consequences under the applicable indenture, except:

•	a continuing default or event of default in the payment of the principal of (and premium, if any) or interest on any such debt security held by a non-consenting holder; or

•	a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Legal Defeasance and Covenant Defeasance.

The applicable indenture with respect to the debt securities of any series may be discharged, subject to the terms and conditions as specified in the applicable prospectus supplement, when either:

•	all debt securities, with the exceptions provided for in the applicable indenture, of that series have been delivered to the applicable trustee for cancellation; or

•	all debt securities of that series not theretofore delivered to the applicable trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year;

•	are to be called for redemption within one year; or

•	certain events or conditions occur as specified in the applicable prospectus supplement.

In addition, each series of debt securities may provide additional or different terms or conditions for the discharge or defeasance of some or all of our obligations as may be specified in the applicable prospectus supplement.

If provision is made for the defeasance of debt securities of a series, and if the debt securities of that series are registered securities and denominated and payable only in U.S. dollars, then the provisions of each indenture relating to defeasance will be applicable except as otherwise specified in the applicable prospectus supplement for debt securities of that series. Defeasance provisions, if any, for debt securities denominated in a foreign currency or currencies may be specified in the applicable prospectus supplement.

At our option, either (1) we will be deemed to have been discharged from our obligations with respect to debt securities of any series, i.e., the “legal defeasance option,” or (2) we will cease to be under any obligation to comply with certain provisions of the applicable indenture with respect to certain covenants, if any, specified in the applicable prospectus supplement with respect to debt securities of any series, i.e., the “covenant defeasance option,” at any time after the conditions specified in the applicable prospectus supplement have been satisfied.

Senior Debt Securities.

The senior debt securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The senior debt securities will, however, be subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. Except as provided in the senior indenture or specified in any authorizing resolution or supplemental indenture relating to a series of senior debt securities to be issued, no senior indenture will limit the amount of additional indebtedness that may rank equally with the senior debt securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred shares that may be issued by any of our subsidiaries.

Subordination.

If our assets are distributed upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any subordinated debt securities will be subordinated in right of payment, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full of all senior indebtedness, including senior debt securities. However, our obligation to pay the principal of (and premium, if any) or interest on the subordinated debt securities will not otherwise be affected. Unless otherwise stated in the applicable prospectus supplement, payment on account of principal (or premium, if any), sinking funds or interest on the subordinated debt securities may not be made at any time when there is a default in the payment of the principal, premium, if any, sinking funds, interest or certain other obligations on senior indebtedness. In addition, the prospectus supplement for any series of subordinated debt securities may provide that payments of the principal of (or premium, if any) or interest on the subordinated debt securities may be delayed or not paid under specified circumstances and periods. If, while we are in default on senior indebtedness, any payment is received by the trustee under the subordinated indenture or the holders of any of the subordinated debt securities before we have paid all senior indebtedness in full, the payment or distribution must be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness. Subject to paying the senior indebtedness in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of the distributive share of the subordinated debt securities.

Due to the subordination, if our assets are distributed upon insolvency, some or all of our general creditors may recover more, ratably, than holders of subordinated debt securities. The subordinated indenture or applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the legal defeasance provisions of the subordinated indenture.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the applicable prospectus supplement or the information incorporated by reference in it will specify the approximate amount of senior indebtedness outstanding as of a recent date and any limitations on the issuance of additional senior indebtedness (or that there is not such limitation). Senior indebtedness with respect to any series of subordinated debt securities will have the meaning specified in the applicable prospectus supplement for that series.

Corporate Existence.

Subject to the terms of the applicable indenture, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, charter and statutory rights and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business.

Governing Law.

The indentures and our debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Guarantees.

If the applicable prospectus supplement relating to a series of debt securities provides that those debt securities will have the benefit of a guarantee by the Company’s then existing or future domestic subsidiaries, then the debt securities will be fully and unconditionally guaranteed by such guarantor subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The guarantees will be general obligations of each guarantor. The guarantees will be joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, a supplemental indenture to the applicable base indenture will be executed by each guarantor. The Subsidiary Guarantors are borrowers or guarantors under our existing senior ABL revolving credit facility and term loan facility. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of any guarantee and the conditions upon which any guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

The securities that may be offered by this prospectus may be sold:

•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. The compensation received may be in excess of customary discounts, concessions or commissions. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time the securities are offered by this prospectus, the prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

•	the terms of the offering;

•	any discounts, concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

•	any over-allotment option under which any underwriters may purchase additional securities from us;

•	any initial public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers;

•	any securities exchanges on which the securities may be listed;

•	the anticipated date of delivery of the securities; and

•	any other information we think is material.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include crosses or block trades:

•	exchange offers or other transactions on the Nasdaq Global Select Market or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through put or call option transactions relating to the securities;

•	under delayed delivery contracts or other contractual commitments; or

•	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the applicable prospectus supplement naming the agents, underwriters and dealers the nature of any such relationship.

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “ATRO.” Unless otherwise specified in the applicable prospectus supplement, each other class or series of securities issued will be a new issue with no established trading market. We may elect to list any other class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the relevant discussion in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in any prospectus supplement accompanying this prospectus, the validity of the securities offered hereby will be passed upon for us by Hodgson Russ LLP, Buffalo, New York, certain legal matters with respect to Astronics Connectivity Systems & Certification Corp. will be passed upon for us by Huck Bouma, P.C., Wheaton, Illinois, certain legal matters with respect to Astronics Air II LLC and Astronics AeroSat Corporation will be passed upon for us by Downs Rachlin Martin PLLC, St. Johnsbury, Vermont, and certain legal matters with respect to Astronics Advanced Electronic Systems Corp., PECO, Inc. and Astronics Custom Control Concepts Inc. will be passed upon for us by Stoel Rives LLP, Portland, Oregon. Any underwriters will be advised of the other issues relating to any offering by their own legal counsel, which will be named in an accompanying prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of Astronics Corporation appearing in Astronics Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Astronics Corporation’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Additional information specific to Astronics Corporation is also available at www.astronics.com. Information accessible on or through our website is not a part of this prospectus.

We have filed a registration statement on Form S-3 under the Securities Act with the SEC to register the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are a part of the registration statement. For further information with respect to us and our securities, please refer to the registration statement and the exhibits and schedules filed with it. We are also subject to the information and periodic reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements, and other information with the SEC and these reports, proxy statements, and other information can be inspected on the Internet site maintained by the SEC at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 10, 2023;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2022 from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 11, 2023;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2023, as filed with the SEC on May 10, 2023;

•

our Current Report on Form 8-K filed with the SEC on March   2, 2023 pursuant to Items 5.02 and 9.01 of Form 8-K and our Current Reports on Form 8-K filed with the SEC on January  19, 2023 and May 24, 2023; and

•

the description of our Common Stock contained in Exhibit 4(a) to our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 10, 2023, including any subsequent amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we subsequently file with the SEC after the filing of this prospectus, including documents filed on and after the date of the initial registration statement and prior to effectiveness of the registration statement, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all securities registered hereunder or termination of the registration statement. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

David C. Burney

Executive Vice President and Chief Financial Officer

Astronics Corporation

130 Commerce Way

East Aurora, New York 14052

Telephone: (716) 805-1599

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.astronics.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

ASTRONICS CORPORATION

$30,000,000

Common Stock

Prospectus Supplement

August 8, 2023

Wells Fargo Securities	HSBC